Exhibit 10.9

HURON WOODS DEVELOPMENT

CORPORATION

&

ULTRA METAL INC.

–Lease–

(Huron & Strasburg Rds., Kitchener, Ontario)

TABLE OF CONTENTS

ARTICLE 1	1
DEFINITIONS	1
1.1. Definitions	1

ARTICLE 2	1
TERM	1
2.1. Leased Premises	1
2.2. Term of Lease	1

ARTICLE 3	1
RENT	1
3.1. Base Rental	1

ARTICLE 4	2
NET LEASE	2
4.1. Intent	2

ARTICLE 5	2
TENANT’S COVENANTS	2
5.1. Pay Rent	2
5.2. Tenant’s Taxes	2
5.3. Other Taxes	2
5.4. Building Taxes	3
5.5. Evidence	4
5.6. Utilities	4
5.7. Maintenance and Repairs	4
5.8. Repair on Termination	5
5.9. Landlord’s Recovery	5
5.10. Heat	5
5.11. Compliance with Regulations	5
5.12. No Nuisance	5
5.13. Insurance	6
5.14. Use of Premises (Insurance)	6
5.15. Damage To Floor From Heavy Weights	7
5.16. Waste	7
5.17. Pollution of Drains	7
5.18. Environmental Hazards	7
5.19. Liability to Invitees Licencees	8
5.20. Tenant’s Indemnity of Landlord	8
5.21. Inspection	8
5.22. No Attachments on Roof Without Consent	8
5.23. Additional Toilets	9
5.24. Electrical Facilities	9
5.25. Alterations	9
5.26. Right to Show Premises	9
5.27. Entry to View Repairs	9
5.28. Use and Operation	10
5.29. Notice	10

ARTICLE 6	10
LANDLORD’S COVENANTS	10
6.1. Quiet Enjoyment	10
6.2. Fixtures	10

ARTICLE 7	10
SIGNS	10
7.1. Signs	10

ARTICLE 8	11
ASSIGNMENT	11
8.1. Assigning and Sub-Letting	11

ARTICLE 10	12
REZONING AND ADDITIONS	12
10.1. Rezoning and Additions	12

ARTICLE 11	12
DAMAGE OR DESTRUCTION	12
11.1. Total or Partial Destruction of Premises	12

ARTICLE 12	13
DEFAULT OF TENANT	13
12.1. Right of Re-Entry	13
12.2. Remedies of Landlord	13
12.3. Cure Default	14
12.4. Liens	14
12.5. Distress	14
12.6. Interest	14
12.7. Application of Receipts	15
12.8. Cure of Default by Sub-Tenant	15

ARTICLE 13	15
BANKRUPTCY	15
13.1. Bankruptcy	15

ARTICLE 14	16
NOTICES	16
14.1. Notices	16

ARTICLE 15	16
COSTS	16
15.1. Legal Costs	16

ARTICLE 16	16
ASSIGNMENT	16
16.1. Assignment by Landlord as Security	16

ARTICLE 17	17
ESTOPPEL CERTIFICATE	17
17.1. Estoppel Certificate or Statements	17

ARTICLE 18	17
NON WAIVER	17
18.1. No Waiver of Default	17
18.2. Remedies Cumulative	17

ARTICLE 19	18
EXPROPRIATION	18
19.1. Expropriation	18

ARTICLE 20	18
OPTION TO RENEW	18
20.1. First Option to Renew	18
20.2. Second Option to Renew	18

ARTICLE 21	19
BUILDING EXPANSION	19
21.1. Expansion for Benefit of Tenant	19

ARTICLE 22	20
COMPLETION OF PREMISES	20
22.1. Completion of Premises	20

ARTICLE 23	20
MISCELLANEOUS	20
23.1. Entire Agreement	20
23.2. No Partnership	21
23.3. Registration of Notice	21
23.4. Successors	21
23.5. Planning Act	21
23.6. Rules and Regulations	21
23.7. Time	21
23.8. Force Majeure	21
23.9. Severability	22
23.10. Number	22
23.11. Captions	22

THIS INDENTURE made as of the 12th day of September, 2000

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

HURON WOODS DEVELOPMENT CORPORATION IN TRUST,

hereinafter called the “Landlord”

OF THE FIRST PART;

- and -

ULTRA METAL INC.

a company incorporated under the

laws of the Province of Ontario,

hereinafter called the “Tenant”

OF THE SECOND PART;

- and -

HYCO INTERNATIONAL INC.,

hereinafter called the “Guarantor”

OF THE THIRD PART.

ARTICLE 1

DEFINITIONS

1.1. Definitions

In this lease:

(a) “lands” means those certain lands situate, lying and being in the City of Kitchener, in the Regional Municipality of Waterloo, and Province of Ontario, containing 5.7 acres more or less on the northwest corner of Strasburg Road and Huron Road, as outlined in red on Schedule “A” attached hereto.

(b) “the building” means the industrial building to be constructed on part of the lands containing approximately 46,852 square feet by admeasurement and all other appurtenances and improvements to be erected upon the lands pursuant to the terms hereof, as shown on the proposed site plan attached hereto as Schedule “A-1”.

(c) “the premises” means collectively the lands and the building.

(d) “lease year” shall mean the period of time from the commencement date hereof to the 31st day of December next following and thereafter each consecutive twelve-month period commencing on the 1st day of January in each year with the balance, if any, of the term being less than twelve months following the end of the last full twelve-month period of this lease. In the case of any lease year being less than twelve months, all obligations and covenants to pay rent and additional rent hereunder shall be pro-rated by multiplying the amount of such rent and additional rent (determined for the twelve-month period commencing on the 1st day of the lease year) by the actual number of days in such lease year and by dividing the product thereof by 365.

(e) “consultant” means the Landlord’s architect or engineer engaged for construction of the building.

ARTICLE 2

TERM

2.1. Leased Premises

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord has demised and leased and by these presents doth demise and lease the premises to the Tenant.

2.2. Term of Lease

TO HAVE AND TO HOLD the premises for and during the term of Fifteen (15) Years to be computed from and inclusive of the earlier of the date of substantial completion as determined by the consultant or the 1st day of May, 2001, and from thenceforth next ensuing and fully to be completed and ended on the fifteenth (15) year less one (1) day.

ARTICLE 3

RENT

3.1. Base Rental

(a) An annual base rent calculated as set out below, for each year of the lease, payable in equal monthly instalments in advance on the first day of each and every month during the term of the lease. Rent for any partial calendar months at the start or expiry of the lease shall be prorated:

Year of Term	Rent Per Sq. Ft.	Annual Rent	Monthly Rent
Yrs. 1-5	$6.75 per sq. ft.	$316,251.00	$26,354.25
Yrs. 6-10	$7.10 per sq. ft.	$332,649.20	$27,720.76
Yrs. 11-15	$7.30 per sq. ft.	$342,019.60	$28,501.63

(b) The actual leaseable area of the premises shall be determined by the consultant in accordance with BOMA industry standards and the rent payable by the Tenant shall be adjusted at the above rates in accordance with the actual area.

(c) The Tenant shall pay, in addition to the base rent, all additional rent hereinafter reserved.

(d) The Landlord hereby waives payment of the first month’s base rent.

The Landlord acknowledges receipt from the Tenant of the sum of $52,708.50, which is to be held by the Landlord and to be applied towards the second and third months’ base rent.

ARTICLE 4

NET LEASE

4.1. Intent

The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, and that the Landlord is not responsible during the term (or any renewal thereof) for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the premises, or the use or occupancy thereof, or the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the premises, save and except only for the Landlord’s mortgage payments and income taxes or any other taxes or charges levied in lieu thereof and except as expressly set out herein.

ARTICLE 5

TENANT’S COVENANTS

THE TENANT COVENANTS AND AGREES WITH THE LANDLORD AS FOLLOWS:

5.1. Pay Rent

To pay all rent hereby reserved in the manner herein provided without any deduction or set-off whatsoever.

5.2. Tenant’s Taxes

To pay all taxes, rates, charges, licences, duties and assessments whatsoever, whether municipal, provincial, federal or otherwise, now or hereafter charged, assessed, levied or imposed in respect of any personal property, fixtures, business or other activity carried out upon or in connection with the premises.

5.3. Other Taxes

The Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, or any other taxes imposed on the Landlord with respect to base rental or additional rent, whether characterized as a goods and services tax, sales tax, value added tax or otherwise; such taxes so payable by the Tenant to be calculated by the Landlord in accordance with the applicable legislation and to be paid to the Landlord at the same time as the amounts to which such taxes apply are payable by the Landlord or upon demand at such other time or times as the Landlord from time to time determines.

5.4. Building Taxes

(a) To pay and discharge as additional rent, an amount equal to all duties, real property taxes, local improvement rates, business taxes, assessments and payments, extraordinary as well as ordinary, whether forseen or not, as shall during the term hereby demised be laid, levied, assessed or imposed upon the building or the premises by virtue of any present or future law, order or ordinance of Canada or the provincial, city, county or local government or of any department, office or bureau thereof or any other governmental authority.

If the premises are at any time during the term of this demise assessed for the support of separate schools for any reason other than the act, election or religion of the Landlord, the Tenant’s proportionate share of the amount of any increase in the taxes or rates payable in respect of the premises shall be paid by the Tenant as additional rent.

The duties, taxes, charges, assessments and payments described in this paragraph 5.4 are sometimes referred to herein collectively as “Taxes”.

Nothing herein contained shall require or be construed to require the Tenant to pay any inheritance, income, payroll, excise, privilege, rent, estate or profit tax or any tax of similar nature that is or may be imposed upon the Landlord, unless such taxes are levied upon the rent herein reserved in lieu of the Taxes.

(b) That in the case of assessments for local improvements or betterments which are assessed or imposed during the term hereof and which may by law be payable in instalments, the Tenant is only obliged to pay as additional rent such instalments as fall due during the term hereof, together with interest on deferred payments, on condition that the Tenant or the Landlord as appropriate shall take such steps as may be prescribed by law to convert the payment of the assessment into instalment payments. Provided the Tenant is not in default, the Landlord shall make the payments of instalments and any interest thereon before any fine, penalty, interest or cost may be added thereto for non-payment of any instalment or interest thereon.

(c) That in any suit or proceeding of any kind or nature arising or growing out of the failure of the Tenant to keep any covenant contained in this paragraph 5.4, or the failure of the Landlord to remit the Taxes, the certificate or receipt of the department, office or bureau charged with collection of the Taxes, showing that the tax, assessment or other charge was due and payable as a lien or charge against the premises (and/or the building) or that it has been paid, respectively, shall be conclusive.

The Tenant has the right to contest or review any assessment for taxes by legal proceedings or in such manner as the Tenant in its opinion deems advisable, which proceedings or other steps taken by the Tenant, if instituted, shall be conducted diligently at its own expense and free of expense to the Landlord. No such contest shall defer or suspend the Tenant’s obligation to pay the Taxes as herein provided, pending the contest, but if by law it is necessary that such payment be suspended to preserve or perfect the Tenant’s contest, the contest shall not be undertaken without there being first deposited with the Landlord a sum of money equal to twice the amount of the Taxes that are the subject of the contest, to be held by the Landlord as an indemnity to pay such Taxes upon conclusion of the contest and all costs thereof that may be imposed upon the Landlord or the premises.

(d) That any Taxes relating to a fiscal period of the taxing authority, a part of which is within the term and a part of which is prior to the commencement of the term or subsequent to the terminal date of the term, whether or not such Taxes shall be assessed, levied, imposed or become a lien upon the premises or shall be payable during the demised term, shall be apportioned and adjusted between the Landlord and the Tenant as of the stated date of commencement or the actual date of termination of the demised term, as the case may be.

(e) The estimated amount of Annual Taxes to be remitted by the Landlord shall be paid monthly to the Landlord as additional rent at the times at which rent is payable hereunder. The Landlord, in its absolute discretion, has the right to estimate the quantum of Taxes payable monthly in each lease year in order for the taxes to be paid on the due date. When final tax bills in any year have been received, the Landlord and the Tenant will forthwith and in any event no later than sixty (60) days from receipt of the final bill, adjust all payments under this clause (e) in accordance with such final tax bill.

(f) Provided that the Tenant is not in default with respect to payment of Taxes, the Landlord will pay all taxes when the same become due and payable without interest or penalty to the department, office or bureau charged with the collection thereof.

5.5. Evidence

That the Tenant upon request of the Landlord will promptly exhibit to the Landlord all bills for Taxes, which have been paid directly by the Tenant pursuant to paragraph 5.2, which bills after inspection by the Landlord shall be returned to the Tenant.

5.6. Utilities

That the Tenant shall pay as the same become due respectively, all charges for public utilities which, without limiting the generality of the foregoing shall include water, gas, heat, electrical power or energy, steam or hot water used upon or in respect of the premises and for fittings, machines, apparatus, meters or other things leased in respect thereof and for all work or services performed by any corporation or commission in connection with such public utilities. In no event shall the Landlord be liable for any injury to the Tenant, its servants, agents, employees, customers and invitees or for any injury or damage to the premises or to any property of the Tenant or to any property of any other person, firm or corporation on or about the premises caused by an interruption or failure in the supply of any such utilities to the premises.

5.7. Maintenance and Repairs

At its own expense to repair the premises and shall maintain and keep the premises and every part thereof in a clean and sanitary condition and in accordance with all laws, directions, rules and regulations of the governmental agencies having jurisdiction and will keep the premises (including the interior and exterior walls, roof, paved, sodded and planted areas and all permitted signs) and every part thereof in good order and repair and painted or otherwise presentable and will maintain in good order and operating condition and replace whenever reasonably required all structural elements and the heating, air conditioning, mechanical, electrical and plumbing systems, services and equipment installed in the premises and will replace all broken glass with glass of equal quality, provided, however, that the obligations of the Tenant hereunder shall not extend to damage by fire, lightning, tempest or other perils against which the Landlord is insured.

The Tenant covenants and agrees, at its own expense, to enter into and maintain throughout the term of this lease and any extension thereof, a service and maintenance contract, with an accredited contractor, providing regular maintenance and routine replacements to the ventilation, heating and air conditioning systems and shall provide evidence of such contracts to the Landlord as may be required from time to time.

The Tenant covenants and agrees, at its own expense, to enter into and maintain throughout the term of this lease and any extension thereof, a service and maintenance contract with an accredited roofer, providing regular maintenance to the roof and membrane and shall provide evidence of such contract to the Landlord as may be required from time to time. The Tenant may, at its option, in lieu of obtaining a maintenance contract for the roof and membrane, pay to the Landlord in advance, on the 1st day of May in each year during the initial term of this lease commencing with the 1st day of May, 2002, an annual roof maintenance fee of $4,650.00 and upon payment of such fee, the Landlord shall assume responsibility for the roof and membrane during the initial fifteen (15) years of this lease.

5.8. Repair on Termination

The Tenant will, at the expiration or sooner determination of the said term, peacefully surrender and yield up unto the Landlord the said premises hereby demised with the appurtenances, together with all buildings or erections which at any time during the said term shall be made therein or thereon in good and substantial repair and condition, damage by fire, lightning and tempest or other perils against which the Landlord is insured only excepted.

5.9. Landlord’s Recovery

In the event that the Landlord shall perform any repairs or maintenance, or pay any sum of money due or payable by the Tenant, either at the request of the Tenant, or by reason of any default by the Tenant in performance of its covenants herein contained, the Tenant shall, forthwith after notice from the Landlord, repay to the Landlord, as additional rental hereunder, the cost of performing such repairs and maintenance or the amount paid by the Landlord on the Tenant’s behalf, together with the Landlord’s management fee of fifteen (15%) per cent of such amount.

5.10. Heat

The Tenant shall heat the building to a reasonable temperature to prevent all pipes, plumbing fixtures and equipment contained therein from bursting or damage.

5.11. Compliance with Regulations

The Landlord warrants that as of the date of the commencement of the lease period the premises complies in all respects with all statutes, by-laws, rules and regulations and any other requirements of any Federal, Provincial, Municipal or other competent authority or of any of their departments, including all applicable fire regulations. However, in the event that any specific use of the premises or operation to be carried on within the premises requires compliance with additional, and more specific statutes, by-laws, rules, regulations, or fire codes, the cost of compliance therewith only will be borne by the Tenant. Subsequent to the date of commencement of the lease, the Tenant covenants and agrees with the Landlord to promptly comply at its own expense with all statutes, by-laws, rules and regulations, and other requirements of any federal, provincial, municipal or other competent authority or to any of their departments, and with all rules and regulations of the Canadian Fire Underwriters’ Association from time to time in force applicable to the premises and to the business for the time being carried on by the Tenant upon the premises or to the use or occupation of the premises by the Tenant or anyone claiming under the Tenant; provided that, in the event of default by the Tenant under this clause, the Landlord may itself comply with any such requirements as aforesaid and collect the cost thereof from the Tenant as rent in arrears.

5.12. No Nuisance

Not to do or omit to do or permit to be done or omitted anything upon or in respect of the premises the doing or omission of which shall be or result in a nuisance.

5.13. Insurance

To pay all premiums for the following insurance which the Tenant covenants to place and maintain, with an insurance company approved by the Landlord, which approval shall not be unreasonably withheld, with loss payable to the Landlord, from the date of commencement of the lease, and throughout the term hereof and any renewal period or periods;

(a) comprehensive general liability insurance in respect of injury to or death of one or more persons or property damage with limits of not less than $2,000,000 per occurrence;

(b) insurance against loss or damage by fire in respect of the premises, and all improvements and equipment appurtenant thereto, to the full insurable replacement value thereof under an all-risk policy and covering any loss of rent by the Landlord during any reconstruction period as set out in this lease;

(c) broad form boiler and pressure vessel insurance (if applicable to the premises); and

The Landlord and the Tenant agree that all insurance requirements contained in this lease shall be reviewed from time to time and insurance coverages will be adjusted to the amounts and types normal for comparable properties in the Province of Ontario. Any disputes concerning the amount of any of the foregoing coverages shall be conclusively determined by a qualified insurance adjuster appointed by the Landlord. The Tenant shall insure upon a replacement cost basis the Tenant’s fixtures, equipment and merchandise, insuring the same against loss or damage by fire, explosion, smoke or water from fire protection equipment. A certificate of all policies of insurance placed by the Tenant as aforesaid shall be delivered to the Landlord by the Tenant and all policies shall contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord thirty (30) days’ prior notice thereof.

Waiver. Neither the Tenant nor anyone claiming by, through or under or on behalf of the Tenant shall have any claim, right of action or right of subrogation against the Landlord, its agents or employees, for or based upon any injury, loss or damage to any person or persons or to the premises or any property therein or thereon, caused by fire, explosion or any other peril covered by a standard extended coverage insurance policy or any all risk policy, and the Tenant covenants and agrees that any and all policies of insurance providing coverage as aforesaid shall be forthwith endorsed with a waiver of any and all subrogation rights which might otherwise vest in the insurer of such policy or policies of insurance. The Tenant covenants to provide to the Landlord a certificate of liability insurance covering the Tenant and the Landlord in respect of the premises and its operations therein with limits of not less than $2,000,000 inclusive for injuries to or death of persons or damage to property.

5.14. Use of Premises (Insurance)

(a) Neither the Tenant nor its officers, directors, agents, servants, licensees, concessionaires, assignees or subtenants shall bring on to the premises, not do, nor omit, nor permit to be done or omitted upon or about the premises anything which shall cause the rate of insurance upon the premises or the building or any part thereof or its contents to be increased and if the said rate of insurance shall be increased by reason of the use made of the premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees or subtenants or by anyone permitted by the Tenant to be upon the premises, the Tenant shall pay to the insurer forthwith upon demand the amount of such increase.

(b) If any policy of insurance upon the building or any part thereof or the contents shall be cancelled or refused to be renewed or granted by an insurer by reason of the use or occupation of the premises or any part thereof by the Tenant or by any of its officers, directors, agents, servants, licensees, concessionaires, assignees, subtenants or by anyone permitted by the Tenant to be upon the premises, the Tenant shall forthwith upon demand remedy or rectify such use or occupation and if the Tenant shall fail to do so forthwith the Landlord may at its option terminate this lease by delivering to the Tenant notice in writing of such termination and the Tenant shall immediately deliver up possession of the premises to the Landlord and the Landlord may re-enter and take possession of the premises and the Tenant shall thereupon pay all rent and any other payment for which the Tenant is liable under this lease, apportioned to the date of such termination, together with all losses, damages or costs of any kind arising out of the Tenant’s breach of this provision and/or the termination of this lease under this paragraph.

5.15. Damage To Floor From Heavy Weights

That it will not bring into the building or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the building and that if any damage is caused to the premises by any machinery, equipment, article or thing brought thereon by the Tenant by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair such damage, or pay the cost of repair to the Landlord, provided that the damage was not due to faulty floor design or workmanship, which if so caused, shall be repaired at the Landlord’s expense.

5.16. Waste

The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the premises or the fixtures and equipment thereof nor permit or suffer any overloading of the floors thereof and shall not use or permit to be used any part of the premises for any dangerous, noxious or offensive trade or business and shall not do anything or permit anything to be done upon or about the premises nor anything to be brought thereon which the Landlord may reasonably deem to be a nuisance and the Tenant shall take every reasonable precaution to protect the premises and the building from danger of fire, water damage or the elements, and the Tenant shall not allow any ashes, refuse, garbage or other loose, objectionable material to accumulate in, on or about the premises or the building and will at all times keep them in a clean and wholesome condition.

5.17. Pollution of Drains

The Tenant shall not permit any oil or grease or any deleterious, objectionable, dangerous, poisonous or explosive matter or substance to be discharged into waters, ditches, water courses, culverts, drains or sewers in, on or adjacent to the premises and shall take all reasonable measures for ensuring that any effluent discharged will not be corrosive, poisonous or otherwise harmful or cause obstruction, deposit or pollution with the said waters, ditches, water courses, culverts, drains or sewers, to or within the sewage disposal works or to the bacteriological process of sewage purification.

5.18. Environmental Hazards

(a) The Tenant covenants with the Landlord to notify the Landlord at once in the event any toxic or hazardous substances, including spent reactor fuel, other radioactive waste, PCBs or noxious gases (the “contaminants”), are produced on or brought unto the Premises, and to enter into a contract with a properly authorized disposal authority (which contract must have the prior reasonable approval of the Landlord) for the neutralizing or disposal of such contaminants, and the Tenant shall leave the Premises at the termination of this lease, by whatever cause, free from all pollution by such contaminants.

(b) The Tenant covenants that it will not stockpile any toxic or hazardous substances, including spent reactor fuel and other radioactive waste, PCBs and noxious gases, on the Premises and if such contaminants are produced on the Premises it will at once notify the landlord and enter into a contract with a properly authorized disposal authority (which contract must have the prior reasonable approval of the Landlord) for the neutralizing or disposal of such contaminants.

(c) The Tenant shall indemnify and hold harmless the Landlord from all liability from whatever source, for pollution from any cause whatsoever to or escaping from the Premises, caused by the Tenant or by whom the Tenant is responsible for in law, and this indemnity shall survive the termination of this lease.

(d) The Tenant shall permit the Landlord to inspect the Premises at all times and with such experts and technical personnel as the Landlord deems necessary, to oversee the production, storage, stockpiling and disposal of any substances deemed toxic by the Landlord or liable to cause pollution within or without the Premises and to confirm that the Premises are free of all contaminants at the termination for whatever cause of this lease.

5.19. Liability to Invitees, Licencees

The Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other person who may be upon the premises or for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the premises and in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the building or any adjoining premises or areas or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any Tenant.

5.20. Tenant’s Indemnity of Landlord

That the Tenant will indemnify and save harmless the Landlord of and from all liabilities, fines, suits, claims, demands and actions of any kind or nature to which the Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any performance by the Tenant of any covenant, term or provision hereof or by reason of any injury or death resulting from, occasioned to or suffered by any person or persons or any property by reason of any act, neglect or default on the part of the Tenant or any of its agents and employees; such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the term of the lease shall survive any termination of this lease, anything in this lease to the contrary notwithstanding.

5.21. Inspection

That during the term any person or persons may inspect the premises and all parts thereof at all reasonable times, at the sole expense of the Landlord, on producing a written order to that effect signed by the Landlord or its agents.

5.22. No Attachments on Roof Without Consent

That the Tenant shall not erect on, or affix to the roof of the building any television or radio antenna, sign, fixture or attachment of any kind without first receiving the written consent of the Landlord, which consent shall not be unreasonably withheld.

5.23. Additional Toilets

If during the term hereof, any additional toilet or sanitary conveniences are required by any competent authority to be installed in the premises by reason of the use of the premises by the Tenant, or the number of persons employed therein, to pay to the Landlord on written demand as additional rent, the costs of the installation of such additional toilets and conveniences and to indemnify the Landlord against any order or requirement issued by any competent authority in respect thereof.

5.24. Electrical Facilities

The Tenant shall not install or use any electrical or other equipment or electrical arrangement which may overload the electrical or other service facilities unless he does so with the express written consent of the Landlord and at his own expense makes whatever changes are necessary to comply with the reasonable and lawful requirements of the Landlord’s insurance underwriters and governmental authorities having jurisdiction and in any event the Tenant shall make no changes until he first submits plans and specifications for the same to the Landlord and obtains the Landlord’s written approval for such plans and specifications which will not be unreasonably withheld.

5.25. Alterations

The Tenant shall not make any alteration, addition or improvement without first submitting the plans and specifications (including materials to be used) thereof to the Landlord, and without first obtaining the approval in writing of the Landlord, such approval not to be unreasonable withheld. All work shall be done only by contractors who shall first be approved by the Landlord, such approval not to be unreasonably withheld. Any erection, addition or improvement placed upon the premises shall be subject to all the provisions of this lease, and if removed as provided in this lease, the Tenant shall repair all damage caused by the installation and removal thereof.

5.26. Right to Show Premises

The Landlord or its agents and employees shall have the right at any time during business hours of the Tenant to enter upon the premises for the purpose of exhibiting same, provided that the exercise of such rights shall not unreasonably interfere with the Tenant’s business.

The Landlord may at any time place upon the premises a notice stating that the premises are for sale and may, within twelve (12) months before the termination of the term, place upon the premises a notice stating the premises are for lease, such notice or notices to be of reasonable dimensions and placed so as to not to interfere with the Tenant’s business and the Tenant shall not remove such notice.

5.27. Entry to View Repairs

The Landlord and its agents may at all reasonable times during the term enter the premises to inspect the condition thereof, at the sole expense of the Landlord, and where such inspection reveals that repairs are necessary the Landlord may give the Tenant notice in writing of any such need for repairs, and thereupon the Tenant will, within seven days from the date of delivery of the notice, make, or commence making and diligently proceed to complete the necessary repairs in a good and workmanlike manner.

5.28. Use and Operation

The Tenant covenants that the premises shall be used and occupied only for the purpose of manufacturing and offices as provided by the by-laws for The Corporation of the City of Kitchener and other items incidental to the Tenant’s business and for no other purpose whatsoever. The Tenant covenants to continuously operate and conduct its said business upon the whole of the premises in an up-to-date, high class and reputable manner throughout the whole of the term of this lease and any renewals thereof.

5.29. Notice

The Tenant covenants to notify the Landlord with immediate notice of any defect observed upon the premises.

ARTICLE 6

LANDLORD’S COVENANTS

THE LANDLORD COVENANTS AND AGREES WITH THE TENANT AS FOLLOWS:

6.1. Quiet Enjoyment

Provided the Tenant pays all rent reserved herein and performs all the covenants herein contained on its part to be performed, the Tenant shall have quiet enjoyment of the premises.

6.2. Fixtures

(a) The Tenant when not in default hereunder, may remove his fixtures at the end of the initial term or any renewal thereof; provided further, however that all installations, alterations, additions, partitions and fixtures other than trade or Tenant’s fixtures in or upon the premises, whether placed there by the Tenant or the Landlord, shall be the Landlord’s property upon termination of this lease without compensation therefor to the Tenant and shall not be removed from the premises at any time either during or after the term hereof, and notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain any installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or for the Tenant; and further that, notwithstanding anything herein contained, the Landlord shall have the right upon the termination of this lease by affluxion of time or otherwise to require the Tenant to remove his installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant, and to make good any damage caused to the premises by such installation or removal.

(b) Any goods, chattels, fixtures, inventory, equipment and other property of the Tenant not removed from the premises within fourteen (14) days from the date of expiry of the term, shall be deemed to have been abandoned by the Tenant and the Landlord may thereupon remove and dispose of them, retain them or convey them to a new Tenant or otherwise deal with them in any manner whatsoever without compensation to the Tenant.

ARTICLE 7

SIGNS

7.1. Signs

The Tenant shall not affix or have exposed any signs, signboards, advertisement, window drapes, blinds or awnings or indication of the Tenant on any part of the premises, without written approval of the Landlord, which approval shall not be unreasonably withheld, providing the same shall comply with the lawful requirements of the municipal and governmental authorities (and provided that the same shall be in accordance with the sign design criteria established for the premises by the Landlord.)

The Landlord, in approving such signs, shall have regard to:

(a) the aesthetic appeal of the building; and

(b) the need, as a primary purpose to identify and not to advertise the Tenant.

The signs shall remain the property of the Tenant and shall be removed by it on the termination of the term hereby granted. Upon the removal of any such signs, the premises shall be restored to its original condition except for reasonable wear and tear. The Tenant shall indemnify the Landlord against any loss or damage caused to any person or property as a result of the placing, use or removal of any sign placed by it on the premises.

ARTICLE 8

ASSIGNMENT

8.1. Assigning and Sub-Letting

(a) The Tenant will not assign, setover, transfer, ub-let or sub-lease, hypothecate, encumber or in any way deal with or part with the whole or any part of the said premises to anyone, for or during the whole or any part of this term, without written consent first being obtained from the Landlord, but such consent shall not be unreasonably withheld.

Provided, however, and it is made a condition to the giving of such consent that:

(1) the proposed assignee or sub-lessee of the lease shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements by this lease imposed upon the Tenant herein in a form to be approved by the solicitor for the Landlord; and

(2) in the event of an assignment consented to by the Landlord, the Tenant shall nonetheless remain responsible to the Landlord for the fulfillment of all obligations created by this lease.

(3) the Tenant shall pay to the Landlord an amount of $550.00 in advance plus any legal fees charged by the Landlord’s solicitors in connection with the application for consent herein. It is understood that this amount represents a reasonable cost to the Landlord for reviewing such application.

(b) For the purposes of this Section, any sale or other disposition of whatsoever nature and kind and any issue of shares, merger or statutory amalgamation resulting in a change in the beneficial ownership, whether directly or indirectly of the shares of the Tenant or any corporation which has de facto control over the Tenant, either directly or by reason of the holding of shares in any other corporation or corporations shall be deemed to be an assignment by the Tenant of this lease.

NOTWITHSTANDING THE FOREGOING, the Landlord hereby consents to the Tenant subletting or assigning the premises to any affiliate of the Tenant or to the Tenant’s parent corporation, provided that the Tenant advises the Landlord in writing of such assignment of subletting, subject to the Landlord approving the financial condition of the affiliate and/or parent corporation, which approval shall not be unreasonably withheld. For the purposes of this lease, the term “affiliate” shall have the same meaning as that promulgated by the Securities and Exchange Commission and those statutes administered by the Securities and Exchange Commission (U.S.).

ARTICLE 9

OVERHOLDING

9.1. Monthly Tenancy

If the Tenant shall continue to occupy the premises after the expiration of the term of this lease, with the consent of the Landlord and without any further written agreement, the Tenant shall be a monthly tenant at a monthly rental equal to 120% of the monthly instalments of base rental payable on the last monthly payment date during the term of any renewal thereof, together with additional rent payable hereunder during the term hereby granted or any renewal thereof, such rental to be payable in advance on the first day of each and every month and such monthly tenancy to be on the terms and conditions and subject to all other charges and amounts payable herein set out except as to length of tenancy.

ARTICLE 10

REZONING AND ADDITIONS

10.1. Rezoning and Additions

The Tenant covenants that it will not oppose or cause to be opposed any application for buildings or changes of zoning concerning the lands on which the premises forms a part or any lands of the Landlord within a radius of one (1) mile of the demised premises, which are instituted by the Landlord, provided the ability of the Tenant to use the premises for the purposes herein provided is not adversely affected thereby.

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1. Total or Partial Destruction of Premises

Whenever during the term the premises shall be destroyed or damaged by fire, lightning or tempest, or any of the perils insured in respect of which the Landlord is insured, the following terms shall apply:

(a) If the damage or destruction is such that the premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event, in the reasonable opinion of the Landlord, to be given to the Tenant within ten (10) days of the happening of such damage or destruction, the damage cannot be repaired with reasonable diligence within one hundred & twenty (120) days from the time the damage occurs, either the Landlord or the Tenant, within five (5) days next succeeding the giving of the Landlord’s opinion as aforesaid, may terminate this lease by giving to the other notice in writing of such termination, in which event this lease shall be at an end from the date of such destruction or damage and the rent and all other payments for which the Tenant is liable hereunder shall be apportioned and paid in full to the date of such destruction or damage; if neither the Landlord nor the Tenant terminates this lease as aforesaid, then the Landlord shall repair the premises with all reasonable speed and the rent hereby reserved including additional rent shall abate from the date of the occurrence of the damage until the premises shall have been restored to a condition fit for the Tenant’s use and occupation;

(b) If the damage or destruction is such that the premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, but if in either event, in the reasonable opinion of the Landlord, to be given to the Tenant within ten (10) days of the happening of such damage or destruction, the damage can be repaired with reasonable diligence within one hundred & twenty (120) days from the time the damage occurs, the rent hereby reserved including additional rent shall abate from the date of the occurrence of the damage until the premises shall have been restored to a condition fit for the Tenant’s use and occupation, and the Landlord shall repair the damage with all reasonable speed;

(c) If in the reasonable opinion of the Landlord the damage can be made good as aforesaid within one hundred & twenty (120) days of its occurrence and is such that the premises are capable of being partially used for the purposes for which the Tenant has used them, then until such damage has been repaired the rent hereby reserved including additional rent shall abate in proportion as the floor area of the building rendered unfit for occupancy compares with the floor area of the whole of the building, and the Landlord shall repair the damage with all reasonable speed.

Notwithstanding the provisions of this clause, in the event of damage or destruction occurring by reason of any cause in respect of which proceeds of insurance substantially sufficient to pay for the cost of rebuilding or making fit the building or the premises are not payable to or received by the Landlord, the Landlord may terminate this lease on written notice;

Upon the termination of this lease, as herein before provided, rent and any other liabilities of the Tenant shall be apportioned and paid to the date on which the damage or destruction occurred and the Tenant shall forthwith deliver up possession of the premises.

ARTICLE 12

DEFAULT OF TENANT

12.1. Right of Re-Entry

The Landlord may re-enter upon non-payment of rent or nonperformance of covenants subject to the provisions of this lease.

12.2. Remedies of Landlord

If the Tenant shall fail to make any payment or part thereof for fifteen (15) days after the due date therefor, or shall fail to perform or observe any other covenants, provisos or agreements contained herein, and such failure to perform or observe shall continue for five (5) days after written notice thereof, then, and in each case, the Landlord shall have the following remedies:

Termination

(a) the Landlord may by written notice terminate this lease, without prejudice to any other rights or remedies it may have including, without limitation, the right to receive compensation for loss of future rent and additional rent and for loss or diminution of revenue from the building, and rent and any other payments for which the Tenant is liable shall be apportioned and paid in full to the date of such termination together with the reasonable expenses of the Landlord attributable to the termination of this lease and the Tenant shall immediately deliver up possession of the premises to the Landlord;

Recovery of Expenses

(b) the Landlord may enter the premises and perform the obligation on behalf of the Tenant, and shall not be liable for any loss or damage to the Tenant’s goods, chattels or business caused in so doing. Any reasonable expenses incurred by the Landlord in so doing (including, without limitation, legal fees and compensation for the Landlord’s services) shall be paid by the Tenant to the Landlord forthwith on demand therefor and shall be recoverable in the same manner as rent;

Right to Relet

(c) the Landlord shall have the right to enter the premises and to relet them as agent for the Tenant for whatever term and on whatever conditions the Landlord shall, in its sole discretion, deem advisable, and the Tenant shall pay to the Landlord, in monthly instalments for the balance of the term of this lease (which shall be deemed for the purposes of this subclause (c) not to have been terminated by any action of the Landlord hereunder, including the making of alterations to the premises deemed by the Landlord to be necessary or advisable for the purpose of reletting them), any deficiency between the sum of one-twelfth of the annual rent, and additional rent payable pursuant to this lease and the net amount, if any, of rent, and additional rent actually received by the Landlord in respect of the premises, after deducting therefrom all amounts reasonably attributable to the reletting of the demised premises or any portion thereof.

12.3. Cure Default

In the event of a default by the Tenant such as can be cured only by the performance of work or the furnishing of materials, and if such work cannot reasonably be completed or such materials reasonably obtained and/or utilized within fifteen (15) days, such default shall not be deemed to continue if the Tenant proceeds promptly with such work as may be necessary to cure the default and diligently completes the same.

12.4. Liens

Subject to Article 22, the Tenant shall indemnify and hold the Landlord harmless from and against any liability, claim, damages or expenses (including legal expenses) due to or arising from any claim made against the premises or the building for all liens related to all work done by or on behalf of the Tenant and all work which the Tenant is obliged to do and any such liability, claims, damages or expenses incurred by the Landlord shall be paid by the Tenant to the Landlord forthwith upon demand; and the Tenant shall cause all registration of claims for liens and/or certificates of action under the Construction Lien Act and relating to any such work done by or on behalf of the Tenant, and all work which the Tenant is obliged to do, to be discharged or vacated as the case may be within fifteen (15) days of such registration or within five (5) days after notice from the Landlord, failing which the Landlord, in addition to any other rights or remedies it may have hereunder, may, but shall not be obligated to, discharge such liens and/or certificates by payment to the claimant, payment into court, or otherwise; any such payments and the Landlord’s legal costs (on a solicitor and his client basis) and other costs of obtaining and registering such discharges shall be repaid by the Tenant to the Landlord forthwith after notice thereof, and shall be recoverable as if the same were rent reserved and in arrears hereunder.

12.5. Distress

Subject to any waivers executed by the Landlord in favour of the Tenant’s lenders, the Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord’s right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the premises at any time during the term shall be exempt from levy by distress for rent or any other charges.

12.6. Interest

All sums, for rent or otherwise, payable to the Landlord under the terms of this lease shall bear interest at a rate equal to two (2%) percent in excess of the rate of interest from time to time charged on demand loans to the Landlord by its bankers from their respective due dates until the actual dates of payment.

12.7. Application of Receipts

The Tenant covenants and agrees that the Landlord may, at its option, apply all sums received from the Tenant to any rent or other amounts payable hereunder in such order as the Landlord sees fit.

12.8. Cure of Default by Sub-Tenant

The Landlord agrees that in the event of default under this lease by the Tenant, if the premises are occupied under a sub-lease from the Tenant and that Sub-Tenant has complied with paragraph 8.1(a)(1) and (2) of this lease, the Landlord shall allow such Sub-Tenant to remain in possession of the premises under the terms of the Landlord’s lease with the Tenant provided that the Sub-Tenant pays any and all arrears owing under the Landlord’s lease with the Tenant and continues to keep the lease in good standing.

ARTICLE 13

BANKRUPTCY

13.1. Bankruptcy

Without prejudice to any other rights or remedies available to the Landlord, the Tenant covenants and agrees that if the term hereby granted or any of the goods and chattels of the Tenant on the premises shall be at any time during the term hereof seized or taken in execution or attachment by any creditor of the Tenant (including, without limitation, if a receiver or receiver and manager shall enter into possession of the premises) or if the Tenant shall make any assignment for the benefit of creditors, or any bulk sale of goods on the premises, except in the ordinary course of its business, or becoming bankrupt or insolvent shall take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or if a receiving order is made against the Tenant, or if any order shall be made for the winding up of the Tenant, or if the premises shall without the written consent of the Landlord become and remain vacant for a period of thirty (30) days, or be used by any other persons than such as are en titled to use them under the terms of this lease, or if the Tenant shall without the written consent of the Landlord abandon or attempt to abandon the premises or, except in the ordinary course of its business to sell or dispose of goods or chattels of the Tenant or to remove them or any of them from the premises so that there would not in the event of such abandonment, sale or disposal be sufficient goods on the premises subject to distress to satisfy the rent above due or accruing due, or if the premises are used for any purpose other than that as herein provided, then in every such case, the then current month’s rent and the next ensuing six months’ rent together with all additional charges payable by the Tenant hereunder (to be prorated if necessary) shall immediately become due and be payable and the Landlord may re-enter and take possession of the premises as though the Tenant or the servants of the Tenant or any other occupant of the premises were holding over after the expiration of the term hereof, and the said term shall, at the option of the Landlord, forthwith become forfeited and determined, and in every one of the cases above, such accelerated rent shall be recoverable by the Landlord in the same manner as the rent hereby reserved.

ARTICLE 14

NOTICES

14.1. Notices

All written notices, consents and approvals (herein referred to as a “Notice”) permitted or required to be given hereunder shall be deemed to be sufficiently and duly given if written and delivered personally or if sent in a prepaid registered letter deposited in a post office in Canada or transmitted by facsimile or other form of recorded communication tested prior to transmission, addressed as follows:

Landlord:	Huron Woods Development Corporation in Trust

280 Victoria Street North, Unit #5

Kitchener, Ontario N2H 5E2

(Facsimile #519-579-6334)

Tenant:	Ultra Metal Inc.,

At the Premises

(Facsimile #519-725-9030)

Guarantor:	Hyco International Inc.

100 Galleria Parkway, Unit 1000

Atlanta, Georgia, U.S.A. 30339

(Facsimile #770-980-1936)

Any notice so given or made shall be deemed to have been given or made and received on the date of delivery or on the fifth (5th) business day following the date of mailing of the same or on the day of transmission by facsimile or other form of recorded communication, as the case may be. Any party from time to time by Notice may change its address for the purpose of this Agreement by giving Notice in the manner prescribed herein. In the event of actual or threatened disruption of postal service, Notice shall be delivered personally or sent by facsimile or other form of recorded communication tested prior to transmission.

ARTICLE 15

COSTS

15.1. Legal Costs

If the Landlord shall commence an action for collection of rent or other sums payable under this lease or if the same shall be collected upon the demand of a solicitor or if the Landlord shall commence an action to compel performance of any of the terms, conditions, covenants or provisos under this lease or for damages for failure of the Tenant to perform the same or if the same shall be performed upon the demand of a solicitor then, unless the Landlord shall lose such action, the Landlord shall collect from the Tenant and the Tenant shall pay to the Landlord all reasonable solicitor’s fees in respect thereof on a solicitor and his client basis.

ARTICLE 16

ASSIGNMENT

16.1. Assignment by Landlord as Security

The Landlord may assign its rights under this lease to a lending institution as collateral security for a loan to the Landlord and if such an assignment is made and notification thereof is given to the Tenant, this lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms thereof or by law. The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord and at the Landlord’s expense, for such purposes, consent to and become a party to any instrument relating to this lease which may be required by or on behalf of any purchaser, bank, or mortgagee from time to time of the said premises; provided always that the rights of the Tenant as hereinbefore set out shall not be altered, or varied by the terms of such instrument or document.

ARTICLE 17

ESTOPPEL CERTIFICATE

17.1. Estoppel Certificate or Statements

(a) The Tenant or the Landlord at any time and from time to time upon not less than ten (10) days’ prior notice, shall execute and deliver to the other a statement to be prepared by the Landlord, in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the same is in full force and effect as modified) the amount of the rent then being paid hereunder, the dates to which the same, by instalment or otherwise and other sums herein provided tote paid by the Tenant have been paid, stating whether or not there is any existing default on the part of the Landlord or the Tenant as the case may be of which the other has notice, the particulars and amount of insurance policies on the premises in which the interest of the party giving such certificate is noted, the amount of prepaid rent or security deposit being held by the Landlord, the area of the premises and the Tenant’s responsibility for payment of taxes or expenses and whether or not there is any claim, charge, defence, right to set off or counter-claim by the Tenant against the Landlord in respect of rent or otherwise.

(b) Any statement delivered pursuant to the provisions of this section may be conclusively relied upon by any purchaser or prospective purchaser or any mortgagee or prospective mortgagee of the fee or the leasehold or any other sublessee or prospective sub-lessee save as to any default on the part of the Landlord or the Tenant of which the party giving such statement does not have notice at the date hereof.

(c) From time to time and upon the request of the Landlord, the Tenant shall deliver to the Landlord the Tenant’s most recent financial statements, together with such other reasonable financial information and for such periods of time as may be requested by a mortgagee or prospective mortgagee or purchaser of the building.

ARTICLE 18

NON WAIVER

18.1. No Waiver of Default

No condoning, excusing, overlooking or delay in acting upon by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition in this lease shall operate as a waiver of the Landlord’s rights under this lease in respect of any such or continuing subsequent default, breach or non-observance and no waiver shall be inferred from or implied by any thing done or omitted by the Landlord except an express waiver in writing.

18.2. Remedies Cumulative

All rights and remedies of the Landlord set forth in this lease shall be cumulative and not alternative.

ARTICLE 19

EXPROPRIATION

19.1. Expropriation

If at any time during the term, all or part of the building is acquired or expropriated by any lawful expropriating authority or if, in the Landlord’s reasonable opinion, reasonable access to the building is materially affected by any such acquisition or expropriation, then in either of such events, at the option of the Landlord, this lease shall cease and terminate as of the date of the interest acquired or expropriated vesting in such expropriating authority and the Tenant shall have no claim against the Landlord for the value of any unexpired term or for damages or for any reason whatsoever. If the Landlord does not so elect to cancel this lease by notice as aforesaid, this lease shall continue in full force and effect without any reduction or abatement of rent, provided that if any part of the premises is expropriated, the rent payable by the Tenant pursuant to Section 3 hereof shall be adjusted accordingly by the Landlord in the proportion which the area of the remaining premises is of the original premises. If and to the extent that any portion of the building is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof shall belong solely to the Landlord and the Tenant will execute such documents as in the opinion of the Landlord are or may be necessary to give effect to this intention.

ARTICLE 20

OPTION TO RENEW

20.1. First Option to Renew

PROVIDED that the Tenant duly and regularly pays the rent and performs all of the provisos and agreements contained herein on the part of the Tenant to be performed, the Landlord shall, at the expiration of the term hereof, upon written request of the Tenant, grant to the Tenant a renewal and extension of this lease for a further period of five (5) years upon the same terms and conditions as contained herein except as to base rent. PROVIDED ALWAYS that the Tenant shall have given to the Landlord no earlier than twelve (12) months’ and no later than nine (9) months’ written notice before the expiration of the term hereof of its desire to have such extension and renewal. The base rent for such renewal term shall be as agreed upon between the Landlord and the Tenant hereto and in the event agreement cannot be reached five (5) months prior to the expiry of the term hereof, the determination of the base rent, which shall be based upon the then current fair market rental for similar premises in similar vicinities, shall be referred to three (3) independent industrial real estate brokers, one to be appointed by the Landlord, one to be appointed by the Tenant, and the third to be chosen by the first two named before they enter into upon the business of determining the base rent. The determination of the base rent by each real estate broker shall be in writing and the average of the three (3) written opinions shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The cost of the determination of the base rent shall be borne equally by the Landlord and the Tenant.

20.2. Second Option to Renew

PROVIDED that the Tenant exercises the first option to renew and provided that the Tenant duly and regularly pays the rent and performs all of the provisos and agreements contained herein on the part of the Tenant to be performed, the Landlord shall, at the expiration of the first option to renew hereof, upon written request of the Tenant, grant to the Tenant a renewal and extension of this lease for a further period of five (5) years upon the same terms and conditions as contained herein except as to base rent and without any further right of renewal; PROVIDED ALWAYS that the Tenant shall have given to the Landlord no earlier than twelve (12) months’ and no later than nine (9) months’ written notice before the expiration of the term hereof of its desire to have such extension and renewal. The base rent for such renewal term shall be as agreed upon between the Landlord and the Tenant hereto and in the event agreement cannot be reached five (5) months prior to the expiry of the term hereof, the determination of the base rent, which shall be based upon the then current fair market rental for similar premises in similar vicinities shall be referred to three (3) independent industrial real estate brokers, one to be appointed by the Landlord, one to be appointed by the Tenant, and the third to be chosen by the first two named before they enter into upon the business of determining the base rent. The determination of the base rent by each real estate broker shall be in writing and the average of the three (3) written opinions shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The cost of the determination of the base rent shall be borne equally by the Landlord and the Tenant.

ARTICLE 21

BUILDING EXPANSION

21.1. Expansion for Benefit of Tenant

Subject to Article 22.22, the Landlord shall, upon receipt of nine (9) months’ written notice from the Tenant, construct an addition to the building for the benefit of the Tenant, provided that the Landlord and Tenant shall, within thirty (30) days of the Landlord receiving the aforesaid notice, have agreed to the design of the addition, the rental rate, and the term of the lease for both the existing building and the addition. The lease rate shall be based on the Landlord preparing, at its own expense, detailed specifications and tendering the same for construction to three (3) construction firms, one chosen by the Landlord, one chosen by the Tenant, and one chosen by both the Landlord and Tenant. The rental paid for the addition shall be determined in accordance with the following formula:

Design costs plus construction costs (including landscaping and site work) plus 10% construction management fee, plus municipal hydro and gas services and connection costs, plus interim financing and long term refinancing costs. The resulting costs will be capitalized at an annual return based on the ten (10) year Royal Bank of Canada industrial mortgage rate plus 2% amortized over the remaining years of the existing lease, provided that the existing lease may not be less than ten (10) years.

21.2. Expansion for Benefit of Third Party

The Landlord may, at its sole option, construct an addition to the building not exceeding thirty thousand (30,000) square feet. The additional building shall be for the benefit of third party tenants, as determined by the Landlord. The lease for the additional building shall provide that the tenants for the additional building shall pay their proportionate share (based on square footage) with all taxes, insurance, and common expenses. The Landlord covenants and agrees that the third party leases for the additional building shall expire on or before the 30th day of June, 2006. The third party tenants for the additional building shall be a monthly tenant subsequent to the 30th day of June, 2006. Thereafter, provided that the Tenant duly and regularly pay the rent and performs all the provisos and agreements contained herein on the part of the Tenant to be performed, the Landlord shall, upon the Tenant having given to the Landlord one hundred & twenty (120) days’ notice in writing, grant to the Tenant the lease for the additional space for a term equal to the balance of the term of this lease. The base rental for the additional space shall be $6.75 per square foot for the five (5) years and $6.95 per square foot for the balance of the original term of the lease. The Landlord shall be responsible for all costs incurred to connect the two buildings by walkways, doorways or removal of the common wall as shall be determined by the Tenant.

ARTICLE 22

COMPLETION OF PREMISES

22.1. Completion of Premises

Subject to Article 23.8, the Landlord covenants and agrees to complete the building and install the work and material in accordance with plans and specifications attached hereto as Schedule “B”, including items 2, 3, 5, 6 and 7 on the revised requirements as shown on Schedule “C” (items 1 and 4 being the responsibility of the Tenant) prior to the 1st day of May, 2001, or upon written notice by the Landlord to the Tenant on or before the 31st day of March, 2001, on the 1st day of June, 2001. The Landlord agrees to complete the work in a good and workmanlike manner and to have the same completed forthwith.

Provided that if, due to the failure of the Landlord to complete construction or to make available the services which the Landlord is hereby obligated to furnish, the premises or any part thereof are not ready for occupancy on the 1st day of May, 2001, or the 1st day of June, 2001, as hereinbefore provided, no part of the rent, or only a proportionate part thereof, if the Tenant shall occupy a part of the premises, shall be payable for a period before the date when the entire premises are ready for occupancy and the full rent shall accrue only after such last mentioned date. The Tenant hereby agrees to accept such abatement in rent together with the payment by the Landlord to the Tenant of an amount equal to the gross rent payable by the Tenant of the premises presently occupied at 685 Rupert Street, Waterloo, Ontario, for the period of delay calculated from the 1st day of June, 2001. In the event the occupancy date is delayed beyond the 1st day of July, 2001, the Tenant may at its option, terminate this lease and the deposit shall be returned to the Tenant, without liability for costs or damages.

The decision of the consultant shall be final and binding upon the parties hereto as to whether or not the premises are ready for occupancy by the Tenant and as to the extent to which any delay in completion of the premises or in the delivery of vacant possession is due to any act or omission of the Tenant or its agents, servants, or contractors. The Tenant shall, promptly on the request of the Landlord, execute an acknowledgment of the date on which complete and vacant possession of the premises is delivered to the Tenant.

PROVIDED FURTHER, however, that when the Landlord has completed construction of the premises and made available the aforesaid services, the Tenant shall not be entitled to any abatement of rent for any delay in occupancy due to the Tenant’s failure to complete the installation and other work required for its purposes.

22.2. Winter Heating Costs

The Landlord acknowledges that the construction costs for the building include the heating costs of $49,488.00 for winter heating of the building, concrete protection and concrete heating. In the event the costs are less than $49,488.00, as evidenced by an invoice submitted by the Landlord’s contractor, which invoice shall be subject to audit by both the Landlord and Tenant, the difference between the sum of $49,488.00 and the agreed cost shall be credited to the base rent payable by the Tenant as the same shall become due and payable pursuant to the terms of this lease.

ARTICLE 23

MISCELLANEOUS

23.1. Entire Agreement

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this lease save as expressly set out or imported by reference to this lease.

23.2. No Partnership

The Landlord does not, in any way or for any purpose become a partner of the Tenant in the conduct of its business or otherwise or joint venturer or a member of a joint enterprise with the Tenant.

23.3. Registration of Notice

The Tenant shall not register this lease or any notice thereof except in a form which shall be acceptable to the solicitors for the Landlord and which shall be executed by both the Landlord and the Tenant prior to registration. At the request of the Landlord, and at the sole expense of the Landlord, the Tenant will register a notice of this lease in form approved by the Landlord at any time during the term hereof.

23.4. Successors

This lease, together with the Schedules annexed hereto and forming a part hereof, shall extend to, be binding upon and enure to the benefit of the parties hereto and their respective heirs, legal personal representatives, successors and assigns (as limited by the provisions of this lease) and shall be interpreted in accordance with the laws of the Province of Ontario, and the parties hereto attorn to the jurisdiction of the courts of the Province of Ontario.

23.5. Planning Act

This lease is entered into subject to the express condition that the provisions of the Planning Act (Ontario) as amended and in force from time to time, with respect to subdivision control, shall be complied with, and it is expressly agreed that if the term of this lease and of any renewals thereinafter provided extends for a period of twenty-one (21) years or more and by reason thereof the consent of the applicable Municipal Council or Land Division Committee or other appropriate body is required in order to comply with the said provisions and if such consent has not been obtained by the Tenant, at the Tenant’s expense, within ninety (90) days from the date of commencement of the term of this lease, all such rights and obligations granted or created by the said provisions shall then terminate, and the parties hereto agree to treat this demise as a lease for not more than twenty-one (21) years less one day upon the same terms and conditions save and except as to the term of the demise.

23.6. Rules and Regulations

The Tenant and its officers, directors, servants, agents and all other persons visiting or doing business with it shall be bound by and shall observe the rules and regulations attached to this lease as Schedule “D” hereto, and any further and other reasonable rules and regulations hereafter made by the Landlord of which notice shall be given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form part of this lease.

PROVIDED, however, that none of the rules and regulations of the Landlord shall in any way abrogate or derogate from any of the rights of the Tenant pursuant to this lease.

23.7. Time

Time shall be the essence of this indenture.

23.8. Force Majeure

Whenever, and to the extent that either party shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation under this lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of strike, lock-out, war, act of God or by reason of being unable to obtain material, goods, equipment, services, utility or labour required to enable it to fulfill such obligation or by reason of any statute, law or order-in-council, or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administration, controller or board, or any governmental department or office or by reason of any other cause beyond its control, whether of the foregoing character or not, such party shall, so long as any such impediment exists, be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned, but nothing herein shall entitle the Tenant to withhold payment of rent.

23.9. Severability

If any one or more clauses or paragraphs or part or parts thereof in this lease be illegal or unenforceable it or they shall be considered separate and severable from the lease and the remaining provisions of the lease shall remain in full force and effect and shall be binding upon the parties hereto as though the said clause or clauses or part or parts of clauses had never been included.

23.10. Number

Whenever a word importing the singular number only is used in this lease, such word shall include the plural and words importing either gender and firms and corporations where applicable. Any reference to the term of this lease shall, unless the context otherwise requires, be deemed to include any renewals thereof.

23.11 Captions

The word “clause” shall refer to each portion of this lease introduced or headed by an integer and the word “paragraph” shall refer to the sequentially numbered paragraphs of each clause. The captions appearing in this lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this lease or of any provisions thereof.

IN WITNESS WHEREOF the Landlord, the Tenant and the Guarantor have hereunto affixed their corporate seals as attested to by the hands of their officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
)
)
	) )	HURON WOODS DEVELOPMENT CORPORATION, IN TRUST
)
	)	Per:	/s/ (illegible)
	)		General Manager
	)	(I have authority to bind the corporation)
)
	)	ULTRA METAL INC.
)
	)	Per:	/s/ (illegible)
	)		Title	President
)
	)	Per:
	)		Title
	)	(I/We have authority to bind the corporation)
)
	)	HYCO INTERNATIONAL INC.
)
	)	Per:	/s/ Robert Overholser
	)		Title	Vice President & Asst. Secretary
)
	)	Per:
	)		Title
	)	(I/We have authority to bind the corporation)